Exhibit 10.2 Stonestreet, et al 3(a)(10) Settlement

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is dated as of September 18, 2006 and is made by and between Stonestreet Limited Partnership (“Stonestreet”) and Whalehaven Capital Fund Limited (“Whalehaven”) (collectively, the “Plaintiffs” and/or “Investors”) and VoIP, Inc. ("VoIP").

BACKGROUND

WHEREAS, on or about July 5, 2005, Stonestreet and Whalehaven entered into a Subscription Agreement with VoIP wherein Stonestreet purchased a convertible note from VoIP with a face value of $287,500 and Whalehaven purchased a convertible note from VoIP with a face value of $230,000 (the “First Notes”);

WHEREAS, on or about November 11, 2005, Stonestreet and Whalehaven entered into another Subscription Agreement with VoIP wherein Stonestreet purchased a convertible note from VoIP with a face value of $287,500 and Whalehaven purchased a convertible note from VoIP with a face value of $230,000 (the “Second Notes”) (the First Note and Second Note are collectively the “NOTES” and the Subscription Agreements and the documents and agreements delivered therewith are collectively the “Transaction Documents”);

WHEREAS, VoIP had made payments towards the NOTES, and the balance owed under the NOTES to each investors was: $405,236 for Whalehaven and $506,545 for Stonestreet;

WHEREAS, on or about September 18, 2006, Plaintiffs filed an action against VoIP entitled Stonestreet Limited Partnership and Whalehaven Capital Fund Limited v. VoIP, Inc., Case No.: 2006 CA ______NC, (the “Action”) in the Circuit Court of the Twelfth Judicial Circuit, Sarasota County, Florida (the “Court”), whereby Plaintiffs asserted claims against VoIP alleging that VoIP was in breach of the NOTES and sought compensatory damages for the balance of the NOTES, collectively $911,781, together with interest due under the NOTES in the amount of $34,192, liquidated damages provided in the NOTES in the amount of $41,030, for a total amount of $987,003 (collectively the NOTES Claims”);

WHEREAS, VoIP, in its Answer, denied any and all wrongdoing and asserted affirmative defenses;

WHEREAS, VoIP denies that it is liable for the amount sought in the Action, but acknowledges that it does not have sufficient cash to satisfy the claims made in the Action or to defend the Action, and VoIP seeks to resolve this Action with Plaintiffs;

WHEREAS, VoIP currently only has the means to satisfy payment of the Investors’ bona fide claims through the issuance of authorized shares to Plaintiffs, pursuant to Section 3(a)(10) of the Securities Act of 1933 (hereinafter the “Act”) in exchange for a portion of Plaintiff’s Claims and by agreeing to restructuring the terms of the Plaintiffs’ investments in VoIP.

WHEREAS, VoIP and Plaintiffs desire to resolve, settle, and compromise the Investor’s bona fide claims that they have asserted against VoIP, which arise out of or relate to the NOTES - claims totaling $$987,003, which is due and owing to Plaintiffs (hereinafter the “Compromised Amount”);

With this background incorporated herein, the parties hereby agree to the following settlement:

TERMS OF SETTLEMENT

1.  CLAIMS. The Investors agrees to resolve their bona fide claims with VoIP for the Compromised Amount as follows:

a.
The Parties agree that the amount due an owing under the NOTES shall be reset to the principal amount due under the NOTES in the amount of $911,781, together with interest due under the NOTES in the amount of $34,192 and liquidated damages provided in the NOTES in the amount of $41,030, for a total amount of $987,003, as set forth for the Investors in Annex A hereto.

b.
As soon as practicable following entry of an order by the Court in accordance with Paragraph 3 herein, Plaintiffs agree to surrender $498,460 of the NOTES Claims, on a pro rata basis, to VoIP in exchange for 1,917,153 shares of VoIP’s common stock, par value $0.001 per share, through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Act (the “Settlement Shares”) as set forth in Annex A hereto. The effective conversion rate for the debt exchanged to resolve this partial claim is $0.26 per share.

c.
Plaintiffs agree to retain the balance of their claims of their NOTES Claims, on a pro rata basis, as set forth in Annex A hereto, and VoIP agrees to reset the conversion rate for the remaining balance under the NOTES to $0.26 per share (the “Retained Notes”), which shall retain all rights set forth in the Transaction Documents.

d.
VoIP agrees to amend its Certificate of Incorporation and take all steps necessary, including obtaining shareholder approval, to authorize at least an additional 1,879,011 shares of common stock and hold such shares in reserve for Plaintiffs’ benefit in connection with the balance of the Retained Notes retained by Plaintiffs herein on or before November 30, 2006. Further, if at any time after the date hereof VoIP shall determine to file with the Securities and Exchange Commission (the "SEC") a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended, of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the VoIP shall send to each Investor written notice of such determination and, the Company shall include in such registration statement 100% of the shares underlying the Retained Notes. In addition to the foregoing, VoIP shall file a registration statement, which includes 100% of the shares underlying the Retained Notes within thirty (30) days from the effectiveness of the proxy statement to authorize additional shares of the Company or by December 31, 2006, whichever is earlier. Further, VoIP shall use its best reasonable efforts to have such registration statement be declared effective by the SEC within one hundred and twenty (120) days from the effectiveness of the proxy statement to authorize additional shares of the Company or by March 30, 2007, whichever is earlier.

2.  INVESTORS’ LEAK-OUT. Each of the Investors receiving Settlement Shares agrees, by and among themselves, that no Investor shall sell more than their pro-rata allocation of thirty percent (30%) of the daily trading volume in VoIP’s common stock, as set forth in Annex A hereto; provided however, any Investor may cumulate the daily trading volume in any given calendar week to compute their leak-out amount; provided further, that the aforementioned cumulative trading volume resets every Monday. This Investors’ Leak-Out provision does not apply to any sale of VoIP’s common stock at a price above $0.75 per share.

3.  INVESTORS’ RETAINED RIGHTS IN REMAINING NOTES. With respect to the balance of the CLAIMS retained by Plaintiffs under the NOTES retained by Plaintiffs, as set forth in Annex A hereto, Plaintiffs retain all rights granted to them in the Transaction Documents that are not specifically waived in this Settlement Agreement and Release for the NOTES being retained by Plaintiffs including, but not limited to, security interests, indemnification, anti-dilution rights, registration rights, reservation of rights, the survival of VoIP’s representations, warranties, and undertakings.

4.  FAIRNESS HEARING. Upon execution hereof, the Investors and VoIP agree, pursuant to 15 U.S.C. §77(a)(10), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, for the issuance of an exemption from registration of the Settlement Shares and an Order approving the Agreement. VoIP avers it is a “reporting issuer” that files reports with the SEC under Section 13 of the Securities and Exchange Act of 1934 (the “Exchange Act”); VoIP avers it is current in all its filing required under the Exchange Act; and the Investors aver they have access to, and have accessed all such filings. In connection with such a fairness hearing, VoIP, the issuer of the securities, and the Investors, the proposed persons to whom the securities are to be issued, agree that the value of the Settlement Shares utilized to partially satisfy the Claims as set forth herein is fair and reasonable. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”).

5.  NECESSARY ACTION. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby.

6.  RELEASES. Upon delivery of the Settlement Shares to the Investors and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every, and, all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the partial claims satisfied herein through the issuance of the Settlement Shares, except that this Release specifically excludes third-party indemnification rights set forth in the Transaction Documents. Nothing herein shall be deemed to negate or affect the Investor's right and title to any securities heretofore issued to it by VoIP.

7.  CONTINUING JURISDICTION. Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit B (the “Stipulation of Dismissal”), which shall be held by the Investors' counsel and filed with the Court after VoIP’s delivery of the Settlement Shares in accordance with paragraph 1 herein. In order to enable the Court to grant specific enforcement and other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8.  CONTINUING OBLIGATION. Both parties agree to use their best efforts to cooperate with the Court to cause the Order to be timely entered and agree that delays caused due to Court calendars shall not constitute a valid reason to void this Agreement.

9.  INFORMATION. The Investors and VoIP each represent that prior to the execution of this Agreement, they have had the advice of counsel, namely, Robert E. Turffs, Esq. of Robert E. Turffs, P.A. for Plaintiffs and Michael J. Raterink, Esq. of Michael J. Raterink, P.A. for VoIP, they fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10.  OWNERSHIP AND AUTHORITY. The Investors and VoIP represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is a binding obligation of each, enforceable in accordance with its terms.

11.  BINDING NATURE. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

12.  AUTHORITY TO BIND. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

13.  SIGNATURES. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile signatures shall be deemed valid and binding for all purposes.

14.  CHOICE OF LAW, ETC. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to principles of conflicts of law thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Circuit Court of the Twelfth Judicial Circuit sitting in the State of Florida, County of Sarasota.

15.  INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

By:
Stonestreet Limited Partnership

By:
Whalehaven Capital Fund Limited

VOIP, INCORPORATED

By:
Its:	Chief Executive Officer

EXHIBIT A
IN THE CIRCUIT COURT OF THE
TWELFTH JUDICIAL CIRCUIT IN AND
FOR SARASOTA COUNTY, FLORIDA

STONESTREET LIMITED
PARTNERSHIP,    CASE NO.:
WHALEHAVEN CAPITAL
FUND LIMITED,

Plaintiffs,

v.

VOIP, INC.,

Defendant.
___________________________/

ORDER GRANTING APPROVAL OF SETTLEMENT AGREEMENT

This matter having come on a hearing on the 15th day of September, 2006, to approve the Settlement Agreement and Release entered into as of September 18, 2006 (the “Settlement Agreement”) between Plaintiffs Stonestreet Limited Partnership and Whalehaven Capital Fund Limited (“Plaintiff”) and Defendant VoIP, Inc. (“VoIP” and, collectively with Plaintiffs, the “Parties”), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and being otherwise fully advised in the premises, the Court hereby finds as follows:

1.  The Court has been advised that the parties intended that the sale of the Settlement Shares (as defined by the Settlement Agreement, and hereinafter, the “Settlement Shares”) to, and the resale of the Settlement Shares by, Plaintiffs within the United States of America, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that the terms and conditions of the issuance of the Settlement Shares by VoIP to Plaintiffs are fair to Plaintiffs;

2.  The hearing having been scheduled upon the consent of Plaintiffs and VoIP. Plaintiffs has had adequate notice of the hearing and Plaintiffs are the only parties to whom Settlement Shares will be issued pursuant to the Settlement Agreement;

3.  The terms and conditions of the issuance of the Settlement Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Plaintiffs, the only parties to whom the Settlement Shares will be issued;

4.  The fairness hearing was open to Plaintiffs. Plaintiffs were represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this order.

It is therefore ORDERED AND ADJUDGED that the Settlement Agreement is hereby approved as fair to the party to whom the Settlement Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Settlement Shares to, and the resale of the Settlement Shares in the United States of America by, Plaintiffs, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act.

SO ORDERED, this____________day
of September, 2006.

______________________________
The Honorable___________________

EXHIBIT B

IN THE CIRCUIT COURT OF THE
TWELFTH JUDICIAL CIRCUIT IN AND
FOR SARASOTA COUNTY, FLORIDA

STONESTREET LIMITED
PARTNERSHIP,    CASE NO.:
WHALEHAVEN CAPITAL
FUND LIMITED,

Plaintiffs,

v.

VOIP, INC.,

Defendant.
___________________________/

STIPULATION OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all parties to the above-entitled action, pursuant to the Florida Rules of Civil Practice and Procedure, that whereas no party hereto is an infant of incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, discontinued with prejudice, each party to bear its own costs.

This Stipulation may be filed without further notice with the Clerk of the Court.
Dated: September ____, 2006

ROBERT E. TURFFS, P.A.		MICHAEL J. RATERINK, P.A.

By:		By:
	Robert E. Turffs, Esq. 1444 First Street, Suite B Sarasota, Florida 34236 (941) 316-0111 Attorneys for Plaintiff Stonestreet Limited Partnership Whalehaven Capital Fund Limited		Michael J. Raterink, Esq. Suite D4, P.O. Box 33 8051 North Tamiami Trail Sarasota, Florida 34243-2032 (941) 359-6453 Attorneys for Defendant VoIP, Incorporated